UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2009

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

Office 404 – 4th Floor, Albany House
324-326 Regent Street
London, UK, W1B 3HH
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-993-6122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Appointment of Certain Officers

On September 21, 2009, Urban Barns Foods Inc. (the “Company”, “us”, “we”, “our”) accepted Dan Meikelham’s consent to act as the Company’s director and increased the total number of directors on the Company’s board of directors to 3.

Mr. Meikleham is one of the shareholders of Urban Barns Foods Inc., a privately held Alberta company with which we have entered into a binding letter of intent regarding a share exchange.  If the share exchange closes, Mr. Meikleham, or his designees, will be issued 10,000,000 shares of our common stock.

Other than the above, there are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $ 120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which Mr. Meikleham had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 28, 2009	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Deniz Hassan
Deniz Hassan, Director, President and Chief Executive Officer